Exhibit 10.1

NOTE

SBA Loan #	35643471-10
SBA Loan Name	Telkonet, Inc.
Date	April 17, 2020
Loan Amount	$913,063.00
Interest Rate	1.00%
Borrower Name	Telkonet, Inc.
Operating Company	N/A
Lender	Heritage Bank of Commerce

1. PROMISE TO PAY:

In return for the Loan, Borrower promises to pay to the order of Lender the amount of Nine Hundred Thirteen Thousand Sixty Three and 00/100 Dollars, interest on the unpaid principal balance, and all other amounts required by this Note.

2. DEFINITIONS:

“Collateral” means any property taken as security for payment of this Note or any guarantee of this Note.

“Guarantor” means each person or entity that signs a guarantee of payment of this Note.

“Loan” means the loan evidenced by this Note.

“Loan Documents” means the documents related to this loan signed by Borrower, any Guarantor, or anyone who pledges collateral.

“SBA” means the Small Business Administration, an Agency of the United States of America.

1

3. PAYMENT TERMS:

Borrower must make all payments at the place Lender designates. The payment terms for this Note are:

The interest rate is 1.00% per year. Interest payable with respect to any full calendar month shall be calculated according to the actual number of days in a period as a fraction of a 365-day year. Interest shall begin to accrue on the Loan beginning on the date the funds are disbursed.

For the first six (6) months following the date the proceeds of this Loan are disbursed to Borrower, no payments (including interest and principal) are required to be made; however, during such six (6) month period interest will accrue on the Loan in accordance with this Note and Borrower is still obligated to pay such accrued interest (“Deferred Accrued Interest”). The amount owed for the Deferred Accrued Interest shall be included in the eighteen (18) monthly payments described below with each monthly payment including one-eighteenth (1/18) of the amount of the Deferred Accrued Interest. Interest shall not accrue on the Deferred Accrued Interest.

Borrower must pay principal and interest payments of $51,384.43 (“Installment Payments”) every month for eighteen (18) months beginning seven (7) months following the date the loan proceeds are disbursed until two years from date of initial disbursement (“Maturity Date”). Installment Payments must be received by Lender on the fifth calendar day in the month they are due; however, if the due date for an Installment Payment is on a non-business day then the payment shall be received by Lender on the business day following the scheduled due date for an Installment Payment.

Lender will apply each Installment Payment: (i) first to pay interest accrued to the day Lender receives the payment, although with respect to the Deferred Accrued Interest the Installment Payments shall only be applied to one-eighteenth (1/18) of the Deferred Accrued Interest owed for that payment period and any unpaid Deferred Accrued Interest that should have been paid in prior payment periods; (ii) then to bring principal current; (iii) then to any remaining balance to reduce principal.

Loan Prepayment:

Notwithstanding any provision in this Note to the contrary:

Borrower may prepay this Note. Borrower may prepay this Note in any amount and at any time without any prepayment penalty. However, if Borrower prepays more than 20 percent and the Loan has been sold on the secondary market, Borrower must:

a.  Give Lender written notice;

b. Pay all accrued interest; and

c.  If the prepayment is received less than 21 days from the date Lender receives the notice, pay an amount equal to 21 days’ interest from the date lender receives the notice, less any interest accrued during the 21 days and paid under the subparagraph b. above.

If Borrower does not prepay within 30 days from the date Lender receives the notice, Borrower must give Lender a new notice. After a prepayment is made, all remaining principal and accrued interest on the Loan is due and payable in accordance with this Note.

2

Loan Forgiveness. Pursuant to the SBA’s Interim Final Rule published in the federal register on April 15, 2020 and entitled "Business Loan Program Temporary Changes: Paycheck Protection Program" (73 FR 20811) (the "PPP Initial IFR"), the SBA's Interim Final Rule released on or about April 14, 2020 and entitled “Business Loan Program Temporary Changes; Paycheck Protection Program-Additional Eligibility Criteria and Requirements for Certain Pledges of Loans” (the "PPP Supplemental IFR"), and any additional guidance that the SBA issues on forgiveness of loans made under the Paycheck Protection Program, all of the above as may be amended or supplemented from time to time (collectively the PPP Initial IFR, PPP Supplemental IFR and other guidance described in this sentence are referred to in this Note as the “PPP Loan Forgiveness Guidance”), the principal and accrued interest on the Loan may be forgiven and Borrower shall not owe such amounts if Borrower: (i) uses all of the proceeds of the Loan for forgivable purposes as described in the PPP Loan Forgiveness Guidance (the “Forgivable Purposes”); and (ii) Borrower complies with the requirements specified in the PPP Loan Forgiveness Guidance to qualify for the loan forgiveness (the “Loan Forgiveness Requirements”). However, whatever portion of the proceeds of the Loan not used for Forgivable Purposes and in accordance with limitations imposed in the PPP Loan Forgiveness Guidance, and any interest accrued thereon, shall be due and payable to Lender in accordance with this Note. Additionally, if Borrower fails to satisfy the Loan Forgiveness Requirements then all of the proceeds of the Loan and any interest accrued thereon shall be due and payable to Lender in accordance with this Note. Borrower represents that Borrower has received and read the PPP Interim Final Rule and agrees to obtain and read any other PPP Loan Forgiveness Guidance. However, Lender is under no obligation to notify Borrower of any PPP Loan Forgiveness Guidance released by the SBA or to provide a copy of such guidance to Borrower.

4. DEFAULT:

Borrower is in default under this Note if Borrower does not make a payment when due under this Note, or if Borrower or Operating Company:

A.	Fails to do anything required by this Note and other Loan Documents;
B.	Defaults on any other loan with Lender;
C.	Does not preserve, or account to Lender’s satisfaction for, any of the Collateral or its proceeds;
D.	Does not disclose, or anyone acting on their behalf does not disclose, any material fact to Lender or SBA;
E.	Makes, or anyone acting on their behalf makes, a materially false or misleading representation to Lender or SBA;
F.	Defaults on any loan or agreement with another creditor, if Lender believes the default may materially affect Borrower’s ability to pay this Note;
G.	Fails to pay any taxes when due;
H.	Becomes the subject of a proceeding under any bankruptcy or insolvency law;
I.	Has a receiver or liquidator appointed for any part of their business or property;
J.	Makes an assignment for the benefit of creditors;
K.	Has any adverse change in financial condition or business operation that Lender believes may materially affect Borrower’s ability to pay this Note;
L.	Reorganizes, merges, consolidates, or otherwise changes ownership or business structure without Lender’s prior written consent; or
M.	Becomes the subject of a civil or criminal action that Lender believes may materially affect Borrower’s ability to pay this Note.

5. LENDER’S RIGHTS IF THERE IS A DEFAULT:

Without notice or demand and without giving up any of its rights, Lender may:

A.	Require immediate payment of all amounts owing under this Note;
B.	Collect all amounts owing from any Borrower or Guarantor;
C.	File suit and obtain judgment;
D.	Take possession of any Collateral; or
E.	Sell, lease, or otherwise dispose of, any Collateral at public or private sale, with or without advertisement.

3

6. LENDER’S GENERAL POWERS:

Without notice and without Borrower’s consent, Lender may:

A.	Bid on or buy the Collateral at its sale or the sale of another lienholder, at any price it chooses;
B.	Incur expenses to collect amounts due under this Note, enforce the terms of this Note or any other Loan Document, and preserve or dispose of the Collateral. Among other things, the expenses may include payments for property taxes, prior liens, insurance, appraisals, environmental remediation costs, and reasonable attorney’s fees and costs. If Lender incurs such expenses, it may demand immediate repayment from Borrower or add the expenses to the principal balance;
C.	Release anyone obligated to pay this Note;
D.	Compromise, release, renew, extend or substitute any of the Collateral; and
E.	Take any action necessary to protect the Collateral or collect amounts owing on this Note.

7. WHEN FEDERAL LAW APPLIES:

When SBA is the holder, this Note will be interpreted and enforced under federal law, including SBA regulations. Lender or SBA may use state or local procedures for filing papers, recording documents, giving notice, foreclosing liens, and other purposes. By using such procedures, SBA does not waive any federal immunity from state or local control, penalty, tax, or liability. As to this Note, Borrower may not claim or assert against SBA any local or state law to deny any obligation, defeat any claim of SBA, or preempt federal law.

8. SUCCESSORS AND ASSIGNS:

Under this Note, Borrower and Operating Company include the successors of each, and Lender includes its successors and assigns.

9. GENERAL PROVISIONS:

A.	All individuals and entities signing this Note are jointly and severally liable.
B.	Borrower waives all suretyship defenses.
C.	Borrower must sign all documents necessary at any time to comply with the Loan Documents and to enable Lender to acquire, perfect, or maintain Lender’s liens on Collateral.
D.	Lender may exercise any of its rights separately or together, as many times and in any order it chooses. Lender may delay or forgo enforcing any of its rights without giving up any of them.
E.	Borrower may not use an oral statement of Lender or SBA to contradict or alter the written terms of this Note.
F.	If any part of this Note is unenforceable, all other parts remain in effect.
G.	To the extent allowed by law, Borrower waives all demands and notices in connection with this Note, including presentment, demand, protest, and notice of dishonor. Borrower also waives any defenses based upon any claim that Lender did not obtain any guarantee; did not obtain, perfect, or maintain a lien upon Collateral; impaired Collateral; or did not obtain the fair market value of Collateral at a sale.

4

10. STATE-SPECIFIC PROVISIONS:

None

11. BORROWER’S NAME(S) AND SIGNATURE(S):

By signing below, each individual or entity becomes obligated under this Note as Borrower.

BORROWER:

Telkonet, Inc.

By /s/ Richard E Mushrush

Richard E Mushrush, CFO of Telkonet, Inc.

By /s/ Jason Tienor

Jason Tienor, CEO of Telkonet, Inc.

5

PPP LOAN BORROWER CERTIFICATION

AND ADDENDUM TO LOAN AGREEMENT

This PPP Loan Borrower Certification and Addendum to Loan Agreement ("Certification and Addendum") is made on April 17, 2020 by Telkonet, Inc, ("Borrower") for the benefit of Heritage Bank of Commerce ("Lender"). This Certification and Addendum forms a part of, and is incorporated into, that certain Business Loan Agreement that, as applicable (the “BL Agreement”): (i) was executed by Borrower in connection with a loan previously made by Lender to Borrower; or (ii) is of even date herewith and executed in connection with the “Loan” (as defined below). This Certification and Addendum shall control to the extent of any conflict between: (i) this Certification and Addendum, and (ii) the BL Agreement or any other “Loan Document” (as defined below).

Borrower is executing this Certification and Addendum in order to induce Lender to make a loan to Borrower for the amount and under the terms stated in the Promissory Note of even date herewith and executed by Borrower (the "Note") issued pursuant to the terms of the Paycheck Protection Program ("PPP") under Sections 1102 and 1106 of the Coronavirus, Aid, Relief, and Economic Security Act enacted March 27, 2020 ("CARES Act") as implemented by the U.S. Small Business Administration (“SBA”).

NOTWITHSTANDING ANY PROVISION IN THE BL AGREEMENT OR OTHER LOAN DOCUMENTS TO THE CONTRARY, BORROWER AND LENDER AGREES AS FOLLOWS:

1.	Definitions. In addition to terms defined elsewhere in this Certification and Addendum, the below definitions apply to this Certification and Addendum,

a.	“Affiliates” means concerns and entities that are affiliates of each other as described in 13 CFR Section 121.301(f), as may be modified from time to time, and as determined in accordance with the 13 CFR Section 121.103 as may be modified from time to time. However, for purposes of the PPP and this Certification and Addendum, Affiliates do not include Waived Affiliates. A weblink to 13 CFR Sections121.301 and 121.103 are included in Appendix A to this Certification and Addendum.
b.	“Business Concern” has the meaning provided in 13 CFR Section 121.105 (as may be amended from time to time). As of April 16, 2020, the definition of “Business Concern” provided in 13 CFR Section 121.105 includes a business entity organized for profit, with a place of business located in the United States, and which operates primarily within the United States or which makes a significant contribution to the U.S. economy through payment of taxes or use of American products, materials or labor. A weblink to 13 CFR Section 121.105 is included in Appendix A to this Certification and Addendum.
c.	“Covered Period” means from February 15, 2020 to June 30, 2020.
d.	“Loan” means the loan described in the Note.
e.	“Loan Documents” includes the PPP Borrower Application, this Certification and Addendum, the BL Agreement, the Note, and any other document executed by Borrower in connection with the Loan.
f.	“PPP FAQs” means the PPP Loans Frequently Asked Questions issued by the U.S. Department of Treasury (“Treasury”) in conjunction with the SBA as may be amended or supplemented from time to time. A weblink to the PPP FAQ is included in Appendix A to this Certification and Addendum.
g.	“PPP Borrower Application” means the Paycheck Protection Borrower Application Form (SBA Form 2483) that Borrower has completed and executed and submitted to Lender to apply for the Loan.
h.	“PPP Initial IFR” means the SBA’s interim final rule published in the federal register on April 15, 2020 and titled “Business Loan Program Temporary Changes; Paycheck Protection Program” (73 FR 20811) and as may be amended or supplemented from time to time. A weblink to the PPP Initial IFR is included in Appendix A to this Certification and Addendum.

6

i.	“PPP Supplemental IFR” means the SBA’s interim final rule released on or about April 14, 2020 and titled “Business Loan Program Temporary Changes; Paycheck Protection Program – Additional Eligibility Criteria and Requirements for Certain Pledges of Loans” and as may be amended or supplemented from time to time. A weblink to the PPP Supplemental IFR is included in Appendix A to this Certification and Addendum.
j.	“PPP Releases” means the CARES Act, PPP FAQs, PPP Initial IFR, PPP Supplemental IFR, and any other rules, guidance or releases (as each of the foregoing may be amended or supplemented from time to time) that were previously issued or that will be issued by the SBA or Treasury (either together or separately).
k.	“Small Business Concern” is a small business concern as defined in Section 3 of the Small Business Act (15 USC 632), and subject to SBA’s affiliation rules under 13 CFR 121.301(f) except Waived Affiliates are not subject to SBA’s affiliation rules for purposes of the PPP.
l.	“Waived Affiliates” means any business identified in 15 USC 636(a)(36)(D)(iv) as may be modified from time to time. As of April 16, 2020, the following entities are identified in 15 USC 636(a)(36)(D)(iv): (i) any Business Concern with not more than 500 employees that, as of the date on which the Loan is disbursed, is assigned a North American Industry Classification System (“NAICS”) code beginning with 72; (ii) any Business Concern operating as a franchise that is assigned a franchise identifier code by the SBA; and (iii) any Business Concern that receives financial assistance from a company licensed under section 301 of the Small Business Investment Act of 1958 (15 U.S.C. 681). A weblink to where 15 USC 636(a)(36) may be found is included in Appendix A to this Certification and Addendum.

2.	Certifications. Borrower hereby certifies and represents each of the below.

a.	Borrower is eligible to receive a loan under the rules in effect at the time this application is submitted that have been issued by the SBA (including, without limitation, the PPP Releases) implementing the PPP under Division A, Title I of the CARES Act (the “Paycheck Protection Program Rule”).
b.	Borrower has determined that Borrower is eligible as described in Section 2.a. above.
c.	(1) Borrower is an independent contractor, “eligible self-employed individual” (as that term is described in the PPP Initial IFR), or sole proprietor; or
(2) Borrower and its Affiliates employ no more than the greater of 500 or fewer employees or (if applicable) the size standard in number of employees established by the SBA in 13 CFR 121.201 for the Borrower’s industry, and Borrower is:
•	A Small Business Concern;
•	A tax-exempt nonprofit organization described in section 501(c)(3) of the Internal Revenue Code (IRC);
•	A tax-exempt veterans organization described in section 501(c)(19) of the IRC;
•	A tribal Business Concern described in section 31(b)(2)(C) of the Small Business Act; or
•	Any other Business Concern; or
(3)	Borrower and its Affiliates during the Covered Period employ not more than 500 employees per physical location of the Business Concern and that is assigned a North American Industry Classification System code beginning with 72 at the time of disbursal of the Loan.
d.	Borrower was in operation on February 15, 2020 and had employees for whom it paid salaries and payroll taxes or paid independent contractors, as reported on a Form 1099-MISC.
e.	Current economic uncertainty makes Borrower’s request for the Loan necessary to support the ongoing operations of the Borrower.
f.	The proceeds of the Loan will be used to retain workers and maintain payroll or make mortgage interest payments, lease payments, and utility payments as specified under the Paycheck Protection Program Rule (and including, but not limited to, the PPP Releases); Borrower understands that if the proceeds of the Loan are knowingly used for unauthorized purposes, the federal government may hold Borrower legally liable such as for charges of fraud. Not more than 25 percent of proceeds of the Loan may be used for non-payroll costs.
g.	Borrower has included with the PPP Borrower Application a list of owners of 20% or more of the equity of Borrower (as described in the “Instructions to completing this form” in the PPP Borrower Application).

7

h.	Borrower will provide documentation to Lender verifying the number of full-time equivalent employees on Borrower’s payroll as well as the dollar amounts of “payroll costs,” “covered mortgage interest payments,” “covered rent payments,” and “covered utilities” (as those terms are described in the PPP Releases) for the eight week period following the date the Loan.
i.	Loan forgiveness will be provided for the sum of documented “payroll costs,” “covered mortgage interest payments,” “covered rent payments,” and “covered utilities” (as those terms are described in the PPP Releases), and not more than 25 percent of the forgiven amount may be for non-payroll costs.
j.	The information provided in the PPP Borrower Application and the information provided in all supporting documents and forms provided by Borrower to Lender are true and accurate in all material respects. Borrower understands that knowingly making a false statement to obtain a guaranteed loan from SBA is punishable under the law, including under 18 USC 1001 and 3571 by imprisonment of not more than five years and/or a fine of up to $250,000; under 15 USC 645 by imprisonment of not more than two years and/or a fine of not more than $5,000; and, if submitted to a federally insured institution, under 18 USC 1014 by imprisonment of not more than thirty years and/or a fine of not more than $1,000,000.
k.	Neither Borrower or any owner of Borrower are presently suspended, debarred, proposed for debarment, declared ineligible, voluntarily excluded from participation in this Loan transaction by any Federal department or agency, or presently involved in any bankruptcy.
l.	Neither Borrower or any owner of Borrower, or any business owned or controlled by any of them, have ever obtained a direct or guaranteed loan from SBA or any other Federal agency that is currently delinquent or has defaulted in the last 7 years and caused a loss to the government.
m.	As part of the PPP Borrower Application, Borrower has provided to Lender a list of any businesses in which Borrower or any owner of Borrower is an owner of any other business, or have common management with, any other business.
n.	If Borrower has received an SBA Economic Injury Disaster Loan between January 31, 2020 and April 3, 2020, then that fact was disclosed on the PPP Borrower Application.
o.	Neither Borrower (if an individual) or any individual owning 20% or more of the equity of the Borrower is subject to an indictment, criminal information, arraignment, or other means by which formal criminal charges are brought in any jurisdiction, or presently incarcerated, or on probation or parole.
p.	Within the last 5 years, for any felony, neither has Borrower (if an individual) or any owner of Borrower: (i) been convicted; (ii) pleaded guilty; (iii) pleaded nolo contendere; (iv) been placed on pretrial diversion; or (v) been placed on any form of parole or probation (including probation before judgment).
q.	The United States is the principal place of residence for all employees of Borrower included in the Borrower’s payroll calculation on the PPP Borrower Application.
r.	Borrower has read the statements included in the PPP Borrower Application, including the Statements Required by Law and Executive Orders, and understands them.
s.	Borrower shall comply, whenever applicable, with the civil rights and other limitations in the PPP Borrower Application.
t.	All proceeds of the Loan will be used only for business-related purposes as specified in the PPP Loan Application and consistent with the Paycheck Protection Program Rule (and including, but not limited to, the PPP Releases).
u.	Borrower will to the extent feasible, purchase only American-made equipment and products.
v.	Borrower is not engaged in any activity that is illegal under federal, state or local law.
w.	Any loan received by the Borrower under Section 7(b)(2) of the Small Business Act between January 31, 2020 and April 3, 2020 was for a purpose other than paying payroll costs and other allowable uses loans under the Paycheck Protection Program Rule (and including, but not limited to, the PPP Releases).
x.	If Borrower is an individual, Borrower authorizes the SBA to request criminal record information about Borrower from criminal justice agencies for the purpose of determining Borrower’s eligibility for programs authorized by the Small Business Act, as amended.
y.	During the period beginning on February 15, 2020 and ending on December 31, 2020, Borrower has not and will not receive another loan under the PPP.

8

z.	Lender will confirm the eligible loan amount using required documents submitted to Lender. Borrower understands, acknowledges and agrees that the Lender can share any tax information that Borrower has provided with SBA's authorized representatives, including authorized representatives of the SBA Office of Inspector General, for the purpose of compliance with SBA’s loan program requirements and all SBA reviews.
aa.	Borrower is not a household employer (i.e., an individual who employ household employees such as nannies or housekeepers).
bb.	The Borrower does not operate an ineligible business under the CARES Act and PPP Releases, 13 CFR Section 120.110 (as may be modified from time to time) and described further in SBA's Standard Operating Procedure (“SOP”) 50 10, Subpart B, Chapter 2 (as may be modified from time to time). Ineligible businesses pursuant to the foregoing as of April 16, 2020 include (without limitation) the following (each of which may be more fully described in the SOP):
(1)	Businesses engaged in lending,
(2)	Passive businesses,
(3)	Life insurance companies,
(4)	Business located in a foreign country or owned by undocumented aliens,
(5)	Businesses selling through a pyramid plan,
(6)	Businesses engaged in legal gambling activities,
(7)	Businesses engaged in any illegal activity under federal, state or local law,
(8)	Businesses which restrict patronage,
(9)	Government-owned entities,
(10)	Businesses engaged in SBA loan packaging,
(11)	Business in which Lender or associates hold an equity interest,
(12)	Businesses providing prurient sexual material,
(13)	Businesses primarily engaged in political or lobbying activities, or
(14)	Speculative businesses.
cc.	If Borrower claims that another business that is related or affiliated with Borrower is a Waived Affiliate and is thus exempt from the SBA affiliation rules with respect to that business, Borrower hereby acknowledges and agrees that it has made a reasonable, good faith determination that Borrower is eligible for the Loan under the PPP pursuant to the CARES Act, PPP Releases, the applicable SBA size standards and affiliation rules and all other SBA Loan Program Requirements (as defined by SBA) as may be applicable to loans made under the PPP.
dd.	The agent disclosed on the SBA Form 159, if any, is the only agent involved in the Loan transaction. If any such agent exists, the agent and Borrower shall execute the required Form 159.
ee.	All other certifications set forth in the PPP Borrower Application, as may have been amended and as submitted by Borrower to Lender are incorporated herein by reference, are true and correct, and are hereby reaffirmed to Lender and ratified by Borrower as if set forth at length.

3.	Amendment to BL Agreement. This Certification and Addendum amends and modifies certain provisions of the BL Agreement. Except as expressly changed by this Certification and Addendum, the terms of the BL Agreement with respect to other loans and obligations (other than this Loan) included in the definition of “Loan” provided in the BL Agreement (“Other BL Obligations”) remain unchanged and in full force and effect. Acceptance by Lender to this Certification and Addendum does not waive Lender's right to strict performance of the Other BL Obligations under the BL Agreement as changed, nor obligate Lender to make any future change in terms.

9

In addition to incorporating the remainder of this Certification and Addendum into the BL Agreement, the below changes are made to the BL Agreement.

a.	All references to “Note” in the BL Agreement include, in addition to any other promissory notes included in the definition of “Note” in the BL Agreement, the Note described in this Certification and Addendum.
b.	All references to “Loan” in the BL Agreement include, in addition to any other loans and obligations included in the definition of “Loan” in the BL Agreement, the Loan described in this Certification and Addendum.
c.	The following sections of the BL Agreement do not govern nor apply to the Loan described in this Certification and Addendum: (i) subsections titled “Properties”, “Hazardous Substances” and “Lien Priority” under the section titled “REPRESENTATIONS AND WARRANTIES”; (ii) subsections titled “Guaranties”, “Loan Proceeds”, “Environmental Studies” and “Environmental Compliance and Reports” under the section titled “AFFIRMATIVE COVENANTS”; and (iii) subsections titled “Defective Collateralization” and “Events Affecting Guarantor” under the section titled “DEFAULT”.
d.	The following sections of the BL Agreement will only govern and apply to the Loan described in this Certification and Addendum with regard to the portion of the principal of the Loan (and any interest accrued thereon) that does not qualify for loan forgiveness pursuant to Section 4.c. and if the SBA does not honor its guarantee of this Loan: (i) subsections titled “Financial Statements”, “Insurance”, “Insurance Reports”, “Life Insurance”, and “Compliance with Governmental Requirements” under the section titled “AFFIRMATIVE COVENANTS”; (ii) section titled “LENDER’S EXPENDITURES”; (iii) subsections titled “Indebtedness and Liens” and “Loans, Acquisitions and Guaranties” under the section titled “NEGATIVE COVENANTS”; and (iv) subsection titled “Attorney’s Fees; Expenses” under the section titled “MISCELLANEOUS PROVISIONS”.

4.	Other Terms and Conditions.

a.	Loan Authorization. Borrower shall comply with any additional terms and conditions arising out of any Loan authorization issued by Lender or SBA in connection with the Loan. If so issued, Borrower hereby acknowledges receipt of the Loan authorization.
b.	Default. Borrower acknowledges that if Borrower defaults on the Loan, SBA may be required to pay Lender under the SBA’s guarantee of the Loan, and SBA may then seek recovery on the Loan from Borrower (to the extent any balance remains after any loan forgiveness as described in Section 4.c below).
c.	Loan Forgiveness.
i.	While the PPP Releases provide that the SBA may forgive a portion or all of the principal (and interest accrued thereon) of a loan obtained under the PPP, the Bank does not guarantee or otherwise promise or warrant that the SBA will forgive Borrower’s Loan in whole or in part.
ii.	Should Borrower desire a portion or all of the principal (and interest accrued thereon) of the Loan to be forgiven by the SBA under the PPP, then Borrower must comply with the requirements included in the PPP Releases and must apply for such amounts to be forgiven in accordance with the PPP Releases. Any amount of the principal (and interest accrued thereon) of the Loan not forgiven by the SBA under the PPP is an obligation of Borrower under the Note and must be repaid to Lender in accordance with the terms of the Note.
d.	PPP Releases. Borrower is responsible for obtaining and reading all PPP Releases. Should Borrower need assistance understanding the requirements imposed on Borrower under the PPP Releases, including (without limitation) with respect to Borrower’s eligibility for a loan under the PPP or to obtain forgiveness of the principal (and interest accrued thereon) of the Loan, then will take any steps necessary to understand such requirements, such as obtaining the advice of counsel at Borrower’s cost. Lender is under no obligation to notify Borrower of any PPP Releases issued the SBA or Treasury, or to provide a copy of such issuances to Borrower.
e.	Reporting Agencies. Lender is required in accordance with the Debt Collection Improvement Act of 1996 and by SBA SOP 50 10 to report information relating to the extension of the Loan to consumer or commercial reporting agencies or bureaus, as appropriate (the "Reporting Agencies"). The Borrower acknowledges this requirement and further, by execution of this Certification and Addendum, agrees that the Lender may in the future report further information concerning the Loan, including delinquent payments, other Loan defaults, or charge offs to Reporting Agencies. This information may be reflected in reports issued by Reporting Agencies. Further, Borrower acknowledges and agrees that if the Borrower defaults on the SBA-guaranteed Loan and SBA suffers a loss Lender may be required to report any Loan charge offs to the Treasury's delinquent debtor databases.

10

f.	Execution. A signed copy of this Certification and Addendum or any other Loan Documents transmitted by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original executed copy of such Loan Document for all purposes. Any party providing an electronic signature agrees to promptly execute and deliver to Lender an original signed copy of such Loan Document upon request.
g.	Costs. To the extent not prohibited by the CARES Act and other PPP Releases, Borrower shall reimburse Lender for all of its out-of-pocket expenses including, without limitation, reasonable counsel fees and expenses, incident to the enforcement of any provision of the Loan Documents.
h.	Cross-collateralization. To the extent not prohibited by the CARES Act and other PPP Releases, in the event the Loan no longer qualifies as loan under the PPP, and SBA decides not to guarantee the Loan, then with respect to any portion not forgiven by the SBA under the PPP (as discussed in Section 4.c above): (i) Borrower’s obligations under the Loan Documents shall be subject to any cross-default and cross-collateralization provisions provided in any other agreements or instruments evidencing other loans or extensions previously made or that will be made by Lender to Borrower; and (ii) any guaranty made by any guarantors for any other obligations of Borrower to Lender in connection with other loans or extensions of credit previously made or that will be made by Lender to Borrower shall cover Borrower’s obligations under the Loan Documents unless the guaranty is limited by its terms so as to not include Borrower’s obligations under the Loan Documents.
i.	Validity of Loan Documents. This Certification and Addendum, other Loan Documents and any other instrument, document or agreement executed and delivered by Borrower in connection herewith will be valid, binding and enforceable in accordance with its terms.

The undersigned officer of the Borrower is duly authorized to execute and deliver this Certification and Addendum, the Note and all other Loan Documents, and the performance by the Borrower of the transactions herein contemplated are and will be within its powers, have been duly authorized by all necessary entity action, and are not and will not be in contravention of any order of court or other agency of government, of law or, if applicable, its organizing or governing documents, or any indenture, agreement or undertaking to which it is a party or by which its property is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower.

IN WITNESS WHEREOF the undersigned have caused this Certification and Addendum to be executed as of the date first set forth herein.

BORROWER:

Telkonet, Inc.

By: /s/ Richard E Mushrush

Richard E Mushrush, CFO of Telkonet, Inc.

By: /s/ Jason Tienor

Jason Tienor, CEO of Telkonet, Inc.

11

APPENDIX A

Weblinks to PPP Releases, Select Laws and Select SBA Regulations

•	13 CFR Section 121.301: available at https://www.ecfr.gov/cgi-bin/text- idx?rgn=div5;node=13%3A1.0.1.1.17#se13.1.121_1301

•	13 CFR Section 121.103: available at https://www.ecfr.gov/cgi-bin/text- idx?rgn=div5;node=13%3A1.0.1.1.17#se13.1.121_1103

•	13 CFR Section 121.105: available at https://www.ecfr.gov/cgi- bin/retrieveECFR?gp=&SID=3d9eda6b8ef450a79861b71d767af769&mc=true&n=sp13.1.121.a&r=SUBPART&ty= HTML#se13.1.121_1105

•	PPP FAQs (PPP Loans Frequently Asked Questions issued by the U.S. Department of Treasury in conjunction with the SBA): https://home.treasury.gov/system/files/136/Paycheck-Protection-Program-Frequently-Asked- Questions.pdf

•	PPP Initial IFR (SBA’s interim final rule published in the federal register on April 15, 2020 and titled “Business Loan Program Temporary Changes; Paycheck Protection Program” (73 FR 20811)): available at https://www.sba.gov/document/policy-guidance--ppp-interim-final-rule

•	PPP Supplemental IFR (SBA’s interim final rule released on or about April 14, 2020 and titled “Business Loan Program Temporary Changes; Paycheck Protection Program – Additional Eligibility Criteria and Requirements for Certain Pledges of Loans”): available at https://www.sba.gov/document/policy-guidance--ppp-interim-final- rule-additional-eligibility-criteria-requirements-certain-pledges-loans

•	15 USC 636(a)(36) as part of the CARES Act (H.R. 748): available at https://www.congress.gov/bill/116th- congress/house-bill/748/text

12